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COLUMBIA INSURANCE CORPORATION, LTD.                                 EXHIBIT 3
INTERIM REPORT RULE FILE NO. 70-8905
PREMIUM ALLOCATION M1/01/02R-T6/30/02OD
TOTAL CICL PREMIUM ALLOCATION

                Line of Business     Liability       All-Risk            Total
                                 ----------------------------------------------
                 Premium Account     2,800,000       2,580,000       5,380,000
                                 ----------------------------------------------
                                     Weighting      Weighting
                                 -----------------------------------
                        Exposure      80.00%          80.00%
                            Loss      20.00%          20.00%

                                                                    LIABILITY           ALL-RISK            TOTAL
       KEY          OPERATING COMPANY                                PREMIUM            PREMIUM            PREMIUM
=======================================================================================================================
       CKY          Columbia Gas of Kentucky, Inc.                       $ 55,988              $ 3,851        $ 59,839
       CMD          Columbia Gas of Maryland, Inc.                       $ 13,428              $ 1,270        $ 14,698
       COH          Columbia Gas of Ohio, Inc.                          $ 463,321             $ 45,307       $ 508,628
       COS          Columbia Gas of Virginia                             $ 85,820              $ 7,726        $ 93,546
       CPA          Columbia Gas of  Pennsylvania                       $ 176,683             $ 11,539       $ 188,222
       TCO          Columbia Gas Transmission Corp                      $ 474,311            $ 722,741     $ 1,197,052
       CGT          Columbia Gulf Transmission Co                        $ 92,907            $ 206,998       $ 299,905
       CNR          Columbia Energy Resources, Inc.                      $ 33,994                $ 546        $ 34,540
       CES          Columbia Energy Services                                  $ -                  $ -             $ -
       PLP          Columbia Propane Corporation LP                           $ -                  $ -             $ -
       CPC          Columbia Propane Corporation                          $ 2,240             $ 28,603        $ 30,843
       PET          Columbia Petroleum Corporation                            $ -                  $ -             $ -
       CLG          Columbia LNG Corporation                                  $ -                  $ -             $ -
       CNS          Columbia Network Services                             $ 2,240                  $ -         $ 2,240
       CAT          Columbia Atlantic Trading Corporation                 $ 2,240                  $ -         $ 2,240
       CPL          Columbia Pipeline Corp                                $ 2,240                  $ -         $ 2,240
       CFC          Columbia Finance Corp                                 $ 2,240                  $ -         $ 2,240
       CEC          Columbia Electric Corporation                             $ -                  $ -             $ -
       CS           Columbia Energy Group Service                             $ -                  $ -             $ -
       CG           Columbia Energy Group - Parent                        $ 2,240                  $ -         $ 2,240
       TCC          Columbia Energy Group Capital                         $ 2,240                  $ -         $ 2,240
       CTC          Columbia Transmission Comm Co                             $ -             $ 21,552        $ 21,552
       CTL          Columbia Transcom                                     $ 2,240                  $ -         $ 2,240
       CNS          Columbia Microwave                                        $ -              $ 3,280         $ 3,280
       NCS          NiSource Corporate Services                          $ 54,057             $ 17,192        $ 71,249
       NSI          NiSource Inc.                                         $ 2,240                  $ -         $ 2,240
       NIP          NIPSCO - Electric Merchant                          $ 329,870            $ 815,071     $ 1,144,941
       NIP          NIPSCO - Electric Distribution                      $ 162,218            $ 226,303       $ 388,521
       NIP          NIPSCO - Gas Distribution                           $ 466,215            $ 157,467       $ 623,682
       NDC          NiSource Development                                  $ 2,240              $ 5,915         $ 8,155
       NES          NI Energy Services                                    $ 2,303                  $ -         $ 2,303
       NET          NiSource Energy Technologies                          $ 2,240                  $ -         $ 2,240
       KGF          Kokomo Gas                                           $ 23,870              $ 4,084        $ 27,954
       NIF          NO. IN. Fuel & Light                                 $ 25,735                $ 800        $ 26,535
       BSG          Bay State Gas                                       $ 285,092             $ 28,149       $ 313,241
       NPG          NiSource Pipeline Group                              $ 12,133              $ 2,110        $ 14,243
       EUS          Energy USA                                            $ 9,152              $ 5,348        $ 14,500
       PEI          Primary Energy                                        $ 8,261            $ 150,677       $ 158,938
       IWC          IWC Resource                                              $ -            $ 113,471       $ 113,471
                                                                -------------------------------------------------------
                                                                      $ 2,800,000          $ 2,580,000     $ 5,380,000
                                                                =======================================================
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